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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cisco Systems, Inc. of our report dated
August 10, 1999, except as to the pooling of interest transactions as described in Note 3b which is as of November 24, 1999, relating to the consolidated financial statements of Cisco Systems, Inc. which appears in the Current
Report on Form 8-K/A dated February 3, 2000.

PricewaterhouseCoopers LLP

San Jose, California
April 28, 2000